EXHIBIT 32.2

CERTIFICATION PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF 18 U.S.C.

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Biosite Incorporated (the “Company”) on Form 10-Q for the period ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christopher J. Twomey, Chief Financial Officer of the Company, certify pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and § 1350 of Chapter 63 of 18 U.S.C., as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

                (1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the

                                Exchange Act; and

                (2)           The information contained in the Report fairly presents, in all material respects,

                                the financial condition and results of operations of the Company for the period covered by the Report.

/s/ Christopher J. Twomey

Christopher J. Twomey
Chief Financial Officer
November 8, 2005

A signed original of this written statement required by Section 906 has been provided to Biosite Incorporated and will be retained by Biosite Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Exchange Act, or deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.